EXHIBIT 4



           NEITHER THIS DEBENTURE NOR THE UNDERLYING SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
          NOR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED,
            ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT IS
          EFFECTIVE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW
           OR (ii) THE COMPANY RECEIVES AN OPINION OF ITS COUNSEL THAT THE
          DEBENTURE OR THE UNDERLYING SHARES MAY BE SOLD, PLEDGED, ASSIGNED
             OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION PURSUANT TO AN
          APPLICABLE EXEMPTION UNDER SAID ACT.

                             AMERICAN ELECTROMEDICS CORP.

                    Form of 14% Convertible Subordinated Debenture,
                                 Due October 31, 1999


          No.                                              __________, 1996
          $

               AMERICAN ELECTROMEDICS CORP., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the
          order of                        (the "Holder"), in lawful moneys
          of the United States of America, the principal sum of ________________________ Dollars, on October 31, 1999, with interest on the unpaid balance thereof at the rate of fourteen percent (14%) per annum from the date hereof until the entire outstanding principal amount hereof shall be paid, payable, quarterly, on the first days of February, May, August and November in each year, beginning on February 1, 1997. Principal and interest shall be paid at the office of the Company at 13 Columbia Drive, Suite 18, Amherst, New Hampshire, or at such other location as the Company and the Holder may agree upon in writing.

               This Debenture is one of a series of duly authorized issue of debentures of the Company designated as its 14% Convertible Subordinated Debentures, due October 31, 1999 (hereinafter referred to as the "Debentures"), all of like tenor except as to principal amount, in an aggregate initial principal amount of up to $720,000, issued under and pursuant to a Unit Purchase Agreement (hereinafter referred to as the "Purchase Agreement"), among the Company, the Holder and the holders of the other Debentures pursuant to which the Company is selling the Debentures and shares of its Common Stock, $.10 par value (the "Common Stock"). This Debenture is issued upon the following terms, to which the Holder assents and the Company, for itself and it successors, agrees as follows:

               1.   Ranking.
                    -------
                    All Debentures shall rank equally and ratably without priority over one another.

               2.   Senior Priority.  2.01  Senior Indebtedness.
                    ---------------          -------------------
                    The Company hereby covenants and agrees that the indebtedness evidenced by this Debenture shall be senior in right of payment, to the extent and in the manner hereinafter provided, to all indebtedness of the Company to present and future creditors, but shall be subordinate and junior in right of payment to the prior payment of the principal of, interest on and costs, expenses and charges with respect to all existing or future obligations of the Company for money borrowed from Citizens Bank New Hampshire, or any substitute bank or other financial institution, in an amount not to exceed $1,500,000 (the "Senior Indebtedness"):

               (a) In the event of any insolvency or bankruptcy proceeding, and any receivership, liquidation, reorganization or other similar proceeding in connection therewith, with respect to the Company, its creditors, as such, or its property, or in the event of any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal of, and premium, if any, and interest on, all Senior Indebtedness before the Holder is entitled to receive any payment on account of principal of, and premium, if any, or interest on, this Debenture, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred in this Debenture upon the Senior Indebtedness and the holders thereof with respect to the subordinate indebtedness represented by the Debentures and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of Senior Indebtedness shall be entitled to receive for application in payment on all principal of, and premium, if any, and interest on, all Senior Indebtedness any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceeding in respect of this Debenture, except securities which are subordinate and junior in right of payment to the payment of all Senior Indebtedness then outstanding, and the Holder irrevocably authorizes, empowers and directs the Company and any receiver, trustee or other person to effect any such payment or distribution. The Holder irrevocably authorizes and empowers (without imposing any obligation on) each holder of Senior Indebtedness to demand, sue for, collect and receive the Holder's share of all such payments and distributions, to file and prove all claims therefor and to take all such other action, in the name of the Holder or otherwise, as such holder of Senior Indebtedness may determine to be necessary or appropriate for the enforcement of the provisions of this Subsection 2.01(a). The Holder will execute and deliver to each holder of Senior Indebtedness all such further instruments confirming such authorization, such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action, as may be requested by such holder in order to enable such holder to enforce all claims upon or in respect of such Holder's share of all such payments and distributions.

               (b) In the event that this Debenture is declared payable before its expressed maturity because of the occurrence of an Event of Default (under circumstances when the provisions of Subsection 2.01(a) hereof shall not be applicable), the holders of the Senior Indebtedness outstanding at the time this Debenture so becomes payable shall be entitled to receive payment in full of all principal of, and premium, if any, and interest on, all Senior Indebtedness before the Holder is entitled to receive any payment on account of the principal of and interest on this Debenture or to take any action to collect the same. Until an Event of Default has occurred under this Debenture the Company may pay any principal and interest when and as payable according to the terms hereunder.

               2.02  Subordination.
                     --------------
                    No present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of this Debenture by any act or failure to act on the part of the Company. The provisions of Section 2.01 hereof and this Section
          2.02 with respect to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness, on the one hand, and the Holder, on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the principal of and interest on this Debenture in accordance with its terms, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law or hereunder upon the occurrence of any Event of Default, subject to the rights, if any, under these provisions, of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Holder.

               2.03  Subrogation.
                     -----------
                    In the event cash, securities or other property otherwise payable or deliverable to the Holder shall have been applied pursuant to Section 2.01 hereof to the discharge of Senior Indebtedness, then, and in such event, the Holder (i) shall be entitled to receive from the holders of Senior Indebtedness then outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to discharge all Senior Indebtedness, and (ii) shall be subrogated to any rights of any holders of Senior Indebtedness to receive any further payments or distributions then applicable to Senior Indebtedness until this Debenture shall have been paid in full. No such payments or distributions received by the Holder, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the Holder, on the other hand, be deemed to be a payment by the Company on account of the Debenture.

               2.04  Other Indebtedness.
                     -------------------
                    Nothing herein shall be construed to restrict or limit the ability of the Company to incur indebtedness which shall be
          (i) subordinate in right of payment to the indebtedness evidenced by this Debenture and the other Debentures, (ii) Senior Indebtedness as defined in Subsection 2.01(a) hereof or (iii) secured by assets of the Company or any of its subsidiaries and which assets were acquired as a result of or in connection with such indebtedness and have a collateral value equal to at least fifty (50%) percent of the outstanding principal amount thereof.

               3.   Redemption by the Company.  3.01  Optional Right of
                    -------------------------         -----------------
          Redemption.  At any time after October 31, 1997 and upon notice to
          -----------
          the Holder as provided in Section 3.03 hereof, the Company, at its option, may redeem the Debentures as a whole, or from time to time in part, at a redemption price equal to one hundred (100%) percent of the principal amount thereof, plus accrued interest to the redemption date. Notwithstanding the foregoing, any such redemption shall be subject to the right of the Holder to convert this Debenture or any portion hereof into shares of Common Stock of the Company pursuant to Section 6 hereof.

               3.02  Allocation.
                    -----------
                    If the Company shall elect to redeem less than all of the Debentures outstanding at any time pursuant to Section 3.01 hereof, the Company will allocate the principal amount to be redeemed among the Holders in proportion, as nearly as may be practicable, to the respective principal amounts of the Debentures outstanding.

               3.03  Notice and Place of Redemption.
                    --------------------------------
                     Notice of redemption shall be mailed to the Holders, not less than twenty (20) days nor more than thirty (30) days prior to the date fixed for redemption (the "Redemption Date"), to their respective last addresses as they shall appear upon the books of the Company. The place for redemption shall be the then principal office of the Company. If less than all of the outstanding Debentures are to be redeemed, the notice shall set forth the principal amount of the Debentures to be redeemed from each holder.

               3.04  Redemption at Option of Holder.
                    --------------------------------
                      In the event of (i) a Change in Control (as defined below) of the Company or (ii) the election by the Company to
          permit redemption at the                request of the Holder
          pursuant to Subsection 6.05(c) hereof, the Holder shall have the option to require the Company to redeem this Debenture, in whole or in part, upon written request to the Company given within thirty (30) days after notice of the occurrence of an event specified in (i) or (ii) is first mailed to such Holder by the Company at the address of the Holder as it shall appear on the books of the Company. The Debenture or portion hereof so to be redeemed shall be redeemed at the principal office of the Company twenty (20) days after receipt of notice by the Holder of the election to redeem.

               A "Change in Control" shall be deemed to have occurred if:
                    (a) any "person" or "group" (as such terms are defined
               in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) a person or group by reason of a transaction with the Company approved by the Company's Board of Directors as constituted in accordance with clause (b) below, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty (20%) percent or more or the combined voting power of the Company's then outstanding securities; or

                    (b) individuals elected as members of the Board of Directors at the Annual Meeting of Stockholders of the Company held on October 8, 1996, or successors chosen by such individuals, shall cease for any reason to constitute a majority of the whole Board of Directors.

               3.05  Notation of Redemption.
                     -----------------------
                     If this Debenture shall be redeemed in part, the Holder shall surrender this Debenture, at the office of the Company, on the date fixed for redemption and the Company shall, at its option and without charge to the Holder, either (i) execute and deliver to the Holder a Debenture (having the same form and having the same terms as this Debenture) for the unredeemed part of the original principal amount of this Debenture or (ii) make note on this Debenture of the part of the original principal amount of this Debenture so called for redemption and redeemed. In such latter case, from and after such redemption, for the purposes of this Debenture, the original principal amount of this Debenture shall be deemed to be reduced by the part of the original principal amount of this Debenture so called for redemption and redeemed.

               4.   Registration of Debentures.  4.01  Registry Book and
                    --------------------------         -----------------
          Right of Inspection.
          --------------------
                    The Company shall permit any Holder, or his duly authorized attorney, upon written request received by the Company at least two (2) business days prior to the requested inspection date, during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of the Debentures. Such books shall be maintained at the then principal office of the Company.

               4.02  Transfer.
                    ----------
                     This Debenture is transferable only upon the books of the Company which it shall cause to be maintained for the purpose, and the Company may treat the registered holder of this Debenture as appears on such books at any time as the Holder for all purposes. In order to transfer this Debenture, the Holder, or his duly authorized attorney, shall surrender this Debenture at the then principal office of the Company, with the Assignment form at the end hereof (or accompanied by an assignment, in form reasonably satisfactory to the Company) duly executed. Upon such surrender, the Company, at its expense, shall execute and deliver to or on the order of the person to whom this Debenture has been assigned a Debenture for the same principal amount of this Debenture, or such lesser amount as provided for in the Assignment.

               4.03  Exchange of Debentures.
                    ------------------------
                     In order to exchange this Debenture, the Holder, or his duly authorized attorney, shall surrender this Debenture for exchange at the then principal office of the Company. Upon such surrender, the Holder, without expense, shall be entitled to receive in exchange Debentures, each in the principal amount of $1,000 or a multiple thereof (except that, if this Debenture shall not be in the principal amount of $1,000 or a multiple thereof, one of the Debentures received in exchange thereof need not be in the principal amount of $1,000 or a multiple thereof), payable to the Holder for the same aggregate principal amount as the then unpaid principal amount of this Debenture. All Debentures issued pursuant to this Section 4.03 and Sections 3.04, 4.02, 4.03 and 6.04 hereof shall be dated the date of this Debenture and shall in all other respects be in the same form and have the same terms as this Debenture.

               4.04  Loss, etc., of Debenture.
                    --------------------------
                     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and of indemnity bond or agreement satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Debenture, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Debenture of like tenor and denomination.

               4.05  Debenture Holder Not Stockholder.
                     ---------------------------------
                     This Debenture does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the conversion hereof.

               5.  Covenants.
                    ---------
                    The Company agrees that until such time as this Debenture is paid in full, the Company shall comply with the following covenants:

               5.01 Payment of Principal and Interest.
                    ---------------------------------
                    Duly and punctually pay the principal of and interest on this Debentures and the other Debentures in accordance with the terms hereof and thereof.

               5.02 Corporate Existence.
                    --------------------
                    Do all things necessary to preserve and keep in full force and effect its corporate existence, franchises and rights; provided, however, that nothing in this Section 5.02 shall prevent a consolidation, merger, sale or transfer permitted by
          Section 5.07 hereof;

               5.03 Payment of Taxes and Other Claims.
                    ----------------------------------
                    Pay and discharge, all sums which become payable by it as taxes, assessments and governmental charges, for services and materials and for any other reason prior to the date on which penalties attach thereto; provided, however, that the Company shall have the right, in good faith, to contest its obligation to pay any such sum, and, pending such contest, to delay or refuse payment, if it sets aside on its books an adequate reserve to cover any such sum so contested.

               5.04 Compliance With Law.
                    --------------------
                    Comply with all applicable laws, rules, regulations and requirements of all governmental authorities, noncompliance with which could materially adversely effect its business or condition, financial or otherwise.

               5.05 Maintenance of Properties.
                    -------------------------
                    Maintain its properties necessary or useful for the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

               5.06 Insurance.
                    ----------
                    Maintain, with insurance companies of recognized standing, insurance against such risks and in such amounts as are customarily insured by persons engaged in similar businesses and owning similar properties in the same general area in which the Company operates.

               5.07 Consolidation, Merger and Sale.
                    -------------------------------
                    Shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

                    (a) the corporation formed by such consolidation into which the Company is merged or the person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of and interest on this Debenture and the other Debentures and the performance of every covenant of the Purchase Agreement on the part of the Company to be performed or observed; and

                    (b)  immediately after giving effect to such
          transaction, no Event of Default (as defined in Section 8), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; provided that the foregoing shall not affect the right, if any, of the Holder under Section 3.04 hereof.

               5.08 1934 Act Reports.
                    ----------------
                    File all reports and any definitive proxy or information statements required to be filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

               5.09 Financial Statements and Information.
                    ------------------------------------
                    Mail or deliver to the Holder:

                    (a) within fifty (50) days after the close of each of the three interim quarterly accounting periods of the Company, a copy of its Form 10-QSB (or Form 10-Q, if applicable) for such fiscal quarter;

                    (b) within one-hundred (100) days after the close of each fiscal year of the Company, a copy of its Form 10-KSB (or Form 10-K, if applicable) for such fiscal year; and

                    (c) copies of all such other financial statements, reports and proxy statements as the Company shall file with the SEC or shall send to or make available to its stockholders.


               5.10 Maintenance of Interest Coverage Ratios.
                    ----------------------------------------
                    Maintain the interest coverage ratios in effect from time to time in the agreements with holders of Senior
          Indebtedness.


               5.11 Access to Books and Records.
                    ---------------------------
                    Upon the occurrence of an Event of Default specified in
          Section 8 hereof, permit the Holders of an aggregate of at least $400,000 principal amount then outstanding of Debentures access to the books and records of the Company at reasonable times and upon request of such Holders.


               5.12 Use of Proceeds.
                    ----------------
                    Use the proceeds from the sale of the Units for (i) acquisitions, (ii) significant investments in other companies,
          (iii) purchasing and licensing of technology and/or (iv) general working capital purposes.


               5.13 Distribution.
                    ------------
                    Shall not declare or pay any dividends or purchase, redeem, retire or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any subsidiary of the Company to do any of the foregoing, except that the subsidiaries may declare and make payment of cash and stock dividends, return capital and make distribution of assets to the Company and except that nothing herein contained shall prevent the Company from:

                    (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock; or

                    (ii) purchasing, redeeming, retiring or otherwise acquiring for value any of its capital stock (or rights, options or warrants to purchase such shares) in an amount not exceeding an aggregate of $50,000 in any twelve month period.


               5.14 Dealings with Affiliates.
                    -------------------------
                    Shall not enter into any transaction with any officer or director of the Company or any subsidiary or holder of more than five (5%) percent of the outstanding shares of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more such officers, directors or stockholders or members of their immediate families, unless the interest of such person is disclosed in advance to the Board of Directors, such transaction is on arm's-length terms which are no less favorable to the Company or any subsidiary as those which could have been obtained from an unaffiliated third party, and such transaction is approved by a disinterested majority of the Board of Directors of the Company or such subsidiary.

               6.   Conversion of the Debentures.  6.01  Right of
                    ----------------------------         --------
          Conversion.
          -----------
                    Subject to and upon compliance with the provisions of this Section 6, at the option of the Holder, (i) at such time as this Debenture shall be called for redemption pursuant to Section
          3.01 hereof, and in lieu of such redemption, (ii) at such time that a registration statement (the "Registration Statement") filed by the Company which includes shares of Common Stock beneficially owned, directly or indirectly, by the Holder has been declared effective by the SEC under the Securities Act or
          (iii) upon the stated maturity of the Debenture, and in lieu of payment of principal upon maturity, all or any portion of the unpaid principal amount of this Debenture may be converted into fully paid and non-assessable shares of Common Stock, at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Unpaid accrued interest on the principal amount of this Debenture being converted shall not be convertible into shares of Common Stock of the Company, and the first $1,000 of any such unpaid accrued interest shall be deemed waived by the Holder at the time of conversion, and the amount remaining, if any, of unpaid accrued interest of the principal amount being converted shall be paid in cash by the Company within ten (10) days after its receipt of the Conversion Form.

               6.02  Initial Conversion Price.
                    --------------------------
                    The price at which Common Stock shall be delivered upon conversion (herein referred to as the "Conversion Price") shall be initially Seventy-Five cents ($0.75) per share. The shares of Common Stock issuable upon the conversion of this Debenture shall be referred to as the "Conversion Shares". Upon any adjustment of the Conversion Price as hereinafter provided, the number of Conversion Shares shall equal the unpaid principal amount of this Debenture presented for conversion divided by the Conversion Price resulting from such adjustment.

               6.03  Surrender for Conversion.
                    -------------------------
                    In order to exercise the conversion right referred to in Section 6.01 hereof, the Holder shall surrender this Debenture to the Company at its then principal office, with the Conversion Form at the end hereof duly executed (a) within ten (10) days after receipt of notice of such redemption, in the case of a conversion pursuant to clause (i) of Section 6.01 hereof, (b) at any time after receipt of notice that the Registration Statement mentioned in clause (ii) of Section 6.01 hereof is to become effective, or (c) at least ten (10) days prior to the stated maturity of this Debenture, in the case of a conversion pursuant
          to clause (iii) of Section 6.01 hereof.   As promptly as shall be
          practicable, but not more than twenty (20) days after such surrender, the Company shall issue and deliver to the Holder, on his written order, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion.
          To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined immediately prior to the close of business on the date of such surrender, and at such time the rights of the Holder of this Debenture (or, if only a part hereof shall be converted, of such part) shall cease, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders or record of the shares represented thereby.

               6.04  No Fractional Shares; Partial Conversion.
                    ------------------------------------------
                    No fractional shares shall be issuable upon conversion of this Debenture. Instead of any fractional Common Shares which would otherwise be issuable upon the conversion of this Debenture or a specified portion hereof, the number of shares of Common Stock issuable upon such conversion shall be rounded up or down to the nearest whole share. In case this Debenture is converted in part only, upon such conversion the Company shall execute and deliver to the Holder, at the expense of the Company, a new Debenture, dated the date of this Debenture, in the principal amount equal to the unconverted portion of this Debenture in accordance with Section 4.04 hereof.

               6.05  Adjustment of Conversion Price; Special Provisions on
                     -----------------------------------------------------
          Adjustment of Conversion Price.
          -------------------------------
                    The above provisions of this Section 6 are subject to the following provisions:

               (a) If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all of its assets to any other corporation, this Debenture shall thereafter be convertible into such number and kind of securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance upon or with respect to the securities into which this Debenture would have been convertible immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Debenture shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

               (b) If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities into which this Debenture is convertible into the same or a different number of securities of any class or classes, this Debenture shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities into which this Debenture would have been convertible immediately prior to such subdivision, combination, reclassification or other change. If shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event. If the Company at any time shall declare a dividend or make a distribution on the outstanding shares of its Common Stock, in shares of its Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution shall be proportionately reduced by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

               (c) Subject to the last sentence of this Subsection 6.05(c), if the Company shall at any time sell any Common Stock (including upon the exercise of options [other than options granted under a stock option plan of the Company], warrants or other rights or upon the conversion of any instrument granted or issued after August 31, 1996) for (A) a per share consideration which is less than the Conversion Price in effect at the close of business on the business day next preceding the day of such sale and (B) more than eighty (80%) percent of the total consideration shall consist of cash, then, at the option of the Company, either
          (i) the Holder shall have the right to require the Company to redeem this Debenture or any portion hereof or (ii) notwithstanding Subsection 6.05(d), the Conversion Price in effect at the close of business on such next preceding business day shall be decreased to equal the per share consideration received by the Company in connection with such sale of the Common Stock. In the event that the Company elects to permit the redemption specified in clause (i) above, it shall promptly prepare and mail a notice to the Holder at the address of the Holder as it shall appear on the books of the Company. Notwithstanding anything in this Subsection 6.05(c) to the contrary, the provisions of this Subsection 6.05(c) shall not apply in connection with the issuance (the "Capital Issuance") by the Company of shares of Common Stock for proceeds of up to $300,000 required to meet the minimum capital requirements for listing on NASDAQ; provided, however, that should the Company desire to effect a Capital Issuance, it shall give the Holder the right to participate therein in an amount equal to the dollar amount of the Capital Issuance multiplied by a fraction, the numerator of which shall be the principal amount of this Debenture and the denominator of which shall be the aggregate principal amount of all Debentures then outstanding. The Company shall give the Holder written notice of a proposed Capital Issuance and the amount which the Holder may purchase, and the Holder shall have ten (10) days from the date the Company sends the notice to accept the offer to participate. The failure of the Holder to respond timely to any offer to participate in a Capital Issuance shall be deemed a rejection of such offer.

               (d)  No adjustment of the Conversion Price pursuant to this
          Section 6.05 shall be made if the amount of such adjustment would be less than $.05, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to not less than $.05.

               (e) Whenever the Conversion Price is adjusted as provided in this Section 6.05:

                    (i) The Company shall compute the adjusted Conversion Price in accordance with this Section 6.05 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based; and

                    (ii) As promptly as practicable, the Company shall cause a copy of the certificate referred to in the foregoing clause (i) to be mailed to the Holder at the address of the Holder as it shall appear on the books of the Company.

               (f) In case (i) the Company shall declare a dividend or any other distribution on its Common Stock payable otherwise than in cash out of its earned surplus or (ii) of any reclassification or reorganization of the Common Stock of the Company other than a subdivision or combination of the outstanding Common Stock, or of any consolidation or merger to which the Company is a party and for which approval of stockholders of the Company is required or of the sale or transfer of all or substantially all of the assets of the Company or (iii) of the voluntary or involuntary dissolution, liquidation or winding upon of the Company, the Company shall cause to be mailed to the Holder, at least ten (10) days prior to the applicable record date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend or distribution or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, or (B) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stocks for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

               6.06  Reservation of Shares.
                     ---------------------
                    The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of the Debentures, such number of shares of Common Stock (or other security) as shall then be issuable upon the conversion of all outstanding Debentures. The Company covenants that all shares of Common Stock (or other security) which shall be so issuable shall, upon issuance, be duly and validly issued and fully paid and non-assessable.

               6.07  Listing.
                    ---------
                    The Company shall, at its expense, cause the Conversion Shares before issuance, to be duly listed on any national securities exchange or automated quotation system on which the Common Stock of the Company is then listed.

               7.   Registration Rights.  7.01  Registration Statement.
                    --------------------        -----------------------
                    The rights of the Holder to have his Conversion Shares included in a Registration Statement filed by the Company under the Securities Act shall be as set forth in the Purchase Agreement.

                    7.02 Compliance.
                         -----------
                    If, at the time of conversion of this Debenture a Registration Statement is not in effect covering the Conversion Shares issuable upon such conversion, the certificate for such Conversion Shares shall bear a restrictive legend similar to the legend set forth at the head of this Debenture and stop transfer orders may be placed against such certificate, subject to the then applicable provisions of the Securities Act and the rules thereunder.

               8.   Default.  8.01  Event of Default.
                    --------        ----------------
                    The existence of any of the following conditions shall constitute an event of default ("Event of Default"):

               (a) If the Company defaults in the payment of any principal of or interest on, this Debenture when the same becomes due and payable, and the default continues for five (5) business days.

               (b) If the Company defaults in complying with any other provision of this Debenture and the default continues for thirty
          (30) days after notice by the Holder to the Company, specifying the default.

               (c) If an Event of Default shall occur and be continuing under any of the other Debentures or under any Senior
          Indebtedness.

               (d) If the Company makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts as they become due.

               (e) If, under any bankruptcy or insolvency law or similar law for the reorganization, arrangement, composition or other relief or aid of debtors or creditors:

                         (i) the Company is adjudicated a bankrupt, or takes or seeks to take or to have taken, or consents to the taking of, any action with respect to it or a substantial part of its property or affairs, or

                         (ii) without the consent of the Company, a court
                    or other governmental authority of competent jurisdiction

                              (A)  approves a petition seeking any such
                         relief or aid with respect to the Company,

                              (B)  appoints a trustee, receiver or
                         liquidator of the Company or of a substantial part of its property or affairs, or

                              (C)  assumes custody or control of a
                         substantial part of the property or affairs of the Company for operation to the exclusion of the management,

                    and the approval or appointment is not vacated, or the custody or control is not terminated, within 60 days or stayed on appeal.

               (f) a final judgment shall be rendered against the Company for the payment of money with respect to which an amount in excess of $250,000 is not covered by insurance and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed.

               8.02  Rights and Remedies.
                     --------------------
                    If an Event of Default occurs, then, and such Event of Default is continuing and unless the same shall have been waived by the Holder or by the holders of a majority of principal amount then outstanding on the Debentures (including this Debenture) (a "Majority of the Holders"), the Holder may, at any time, at his election, and by notice to the Company, declare this Debenture payable immediately, and thereupon this Debenture shall become payable on the date to which payment has been accelerated anything in this Debenture to the contrary notwithstanding, and, at any time thereafter, but subject to the provisions of Section 2 of this Debenture, the Holder may proceed to collect the principal of and interest on, this Debenture, together with the costs and expenses (including reasonable attorneys' fees) incurred by the Holder in connection with a default under, or the enforcement of any provision of this Debenture.

               8.03  Additional Rights and Remedies; Waivers.
                    -----------------------------------------
                    In addition to the rights and remedies provided in
          Section 8.02 hereof, all other rights and remedies provided by law shall be available to the Holder and all rights and remedies shall be cumulative. A delay by the Holder in exercising any right or remedy shall not constitute a waiver hereof.

               9.   Restrictions on Transfer.
                    ------------------------
                    Any transfer or other distribution by the Holder of this Debenture or by any holder of any or all of the Conversion Shares (other than pursuant to an effective Registration Statement pursuant to Section 7 hereof) may be made only if the transferee of such Debentures or Conversion Shares (i) represents and warrants to the Company that he is acquiring all of the Debentures and Conversion Shares to be acquired by him for his own account for the purposes of investment and not with a view to, or for sale in connection with, any distribution thereof,
          (ii) agrees that he will not at any time sell or otherwise transfer, or permit the sale or other transfer of, such Debentures and Conversion Shares other than in transactions which are not in violation of the Securities Act, or the provisions of any other applicable securities laws, rules or regulations and
          (iii) agrees that he will indemnify the Company against any liabilities or damages resulting from a resale of such Debentures or Common Shares by him in violation of the Securities Act or the provisions of any other applicable securities laws, rules or regulations. Each certificate representing such Conversion Shares and each certificate issued in exchange therefor may bear an appropriate legend that such Conversion Shares are not registered under the Securities Act.

               10.  Waiver of Covenants.
                    --------------------
                    Any act or thing which the Company does or omits to do with the written consent of a Majority of the Holders, which consent, whether given before or after the commission or omission of any act or thing, shall be binding upon the Holders of all of the Debentures and shall not constitute a violation of any of the provisions of Sections 5 or 6 hereof or an Event of Default.

               11.  Amendments.
                    -----------
                    This Debenture may be amended by a written instrument executed by the Company and the Holder; provided, however, that except as set forth below, the written consent of a Majority of Holders shall be binding upon the Holders of all of the Debentures. Notwithstanding the foregoing, without the consent of the Holder of this Debenture, no such amendment shall be effective which will change the stated maturity of this Debenture, or reduce the principal hereof or the rate of interest hereon or otherwise modify the terms of payment of principal hereof or interest hereon.

               12.  Communications.
                    ---------------
                    No notice or other communication under this Debenture shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail or express courier, postage prepaid, addressed to

               (a) the Company at 13 Columbia Drive, Suite 18, Amherst, New Hampshire 03031 Attention: Noel Wren, President, or such other address or person as the Company has designated in writing to the Holder, or
               (b) the Holder at the address of the Holder as it appears on the books of the Company.

               13.  Construction.
                    -------------
                    The headings of this Debenture have been inserted as a matter of convenience, and shall not effect the construction hereof. The use of a particular pronoun herein shall not be restrictive as to gender or number but shall be interpreted in all cases as the context may require.

               14.  Benefits.
                    ---------
                    This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and his heirs, administrators, successors and assigns.

               15.  Applicable Law.
                    ---------------
                    This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware.

               IN WITNESS WHEREOF, AMERICAN ELECTROMEDICS CORP. has caused this Debenture to be signed in its name by the signature of its President and attested by the signature of its Secretary.


                                        AMERICAN ELECTROMEDICS CORP.


                                        By ________________________________
                                            Noel A. Wren, President



          ATTEST:


          BY____________________________________
             Michael T. Pieniazek, Secretary

                                     [PAGE BREAK]

                                      ASSIGNMENT

               FOR VALUE RECEIVED                                    hereby
          sells, assigns and transfers unto                              ,
          whose Social Security or Identification No. is                 ,
          the within Debenture and all rights evidenced thereby and does
          irrevocably constitute and appoint                             ,
          attorney, to transfer said Debenture on the books of AMERICAN ELECTROMEDICS CORP. with full powers of substitution in the premises.


          Dated:


                                   Signature ______________________________

                                   Address   ______________________________

                                             ______________________________



                                     [PAGE BREAK]

                                   CONVERSION FORM


          AMERICAN ELECTROMEDICS CORP.


               The undersigned,                                     ,
          pursuant to the provisions of the within Debenture, hereby
          irrevocably elects to convert $               principal amount of
          the unpaid principal amount of said Debenture into the number of shares of Common Stock of AMERICAN ELECTROMEDICS CORP. into which such unpaid principal amount (or if this is a partial conversion, the amount set forth above) is convertible.

               I hereby acknowledge and agree that, unless a registration statement with respect to the Conversion Shares has become effective under the Securities Act of 1933, as amended (the "Act"):

               (i) the certificate for the Common Shares may bear an appropriate legend that such shares are not registered under the Securities Act of 1933, as amended (the "Act"),

               (ii)  the Company may place a stop order on such shares, and

               (iii) that I will indemnify the Company against any liabilities or damages resulting from a resale of such shares by the holder in violation of the provisions of the Act or the provisions of any other applicable securities laws, rules or regulations.


          Dated:


                                   Signature ______________________________

                                   Address   ______________________________

                                             ______________________________

                                   Social Security or
                                     Identification No. ___________________




          --------------------
          1.   This amount must be for $1,000 or multiples thereof.


                                     [PAGE BREAK]

                              ENDORSEMENT FOR REDEMPTION

                        (No writing on the Debenture except by
                         an officer or agent of the Company)
                         -------------------------------------


                                                     Original
                                                     Principal
                Original                              Amount
                Principal                             of this
                 Amount            Date of           Debenture       Authorized
                Redeemed         Redemption           Unpaid           Officer
               ----------       ------------         ---------        --------

          1.

          2.

          3.

          4.

          5.

          6.

          7.

          8.